UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2008

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-6841 (Commission file number)	23-1743282 (I.R.S. employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA (Address of principal executive offices)	19103-7583 (Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sunoco, Inc. (“Sunoco” or the “Company”) announced that Terence P. Delaney has been appointed to serve as interim Chief Financial Officer of Sunoco, effective December 1, 2008, upon the retirement of Thomas W. Hofmann. Mr. Delaney will lead Sunoco’s financial organization until a permanent successor to Mr. Hofmann is found. Mr. Hofmann announced his retirement in October 2008.

Mr. Delaney, age 52, has been with Sunoco for 29 years, and has served as Vice President, Investor Relations and Planning, since January 2003. Prior to becoming the Company’s primary liaison to shareholders and the investment community, Mr. Delaney held various strategic planning, budgeting, external reporting and auditing positions.

A copy of the press release announcing Mr. Delaney’s appointment is attached as Exhibit 99.1 to this Current Report on
Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated November 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC. (Registrant)

Date: November 12, 2008	By:	/s/ Joseph P. Krott
Joseph P. Krott Comptroller